SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): March 13, 2001

                          GRAND COURT LIFESTYLES, INC.
             (Exact name of registrant as specified in its charter)

Delaware                          0-21249                         22-3423087
(State or other                   (Commission                     (IRS Employer
jurisdiction of                   File Number)                    Identification
incorporation)                                                    Number)

2650 North Military Trail, Suite 350, Boca Raton, Florida             33431
(Address of principal executive offices)                              (Zip Code)

       Registrant's telephone number, including area code: (561) 997-0323

                                       n/a
             (Former name or address, if changed since last report)

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      Item 5. Other Events

      On March 20, 2000, Grand Court Lifestyles, Inc. (the "Company") filed a petition for reorganization in the United States Bankruptcy Court, District of New Jersey (the "Court") under Chapter 11 of the United States Bankruptcy Code.

      Unrelated to any other events described herein, on March 13, 2001, John Luciani III, a member of the Company's Board of Directors and President of the Company, and Dorian Luciani, Senior Vice President of the Company, resigned effective as of May 1, 2001 their respective positions with the Company and its affiliates.

      On March 14, 2001, as part of the Bankruptcy process and while analyzing a transaction which occurred prior to the capitalization of the Debtor as of April 1, 1996, senior management determined (i) that Debtor has overstated its liabilities by $5,000,000 since the initial capitalization of Debtor as of April 1, 1996 and (ii) Debtor has overstated its assets by approximately $4,900,000 since April 1, 1996. The net effect of such overstatements has been an understatement of Debtor's net worth by approximately $100,000 during such period. This adjustment will be reflected on the Monthly Operating Report for the month of March 2001 to be filed with the Court.

      On March 20, 2001, the Company submitted its Monthly Operating Report for the month of February 2001 to the Court, a copy of which is attached hereto as
Exhibit 99.1. Exhibits, ledgers, and bank statement information attached to the Monthly Operating Report may be obtained from the Court.

      Item 7. Exhibits

            99.1 Monthly Operating Report of the Company for February 2001.

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SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GRAND COURT LIFESTYLES, INC.


                                        By: /s/ John Luciani
                                        JOHN LUCIANI,
                                        Chairman of the Board and Chief
                                        Executive Officer

 Dated: April 6, 2001